UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 16, 2011

RealNetworks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-23137	91-1628146
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2601 Elliott Avenue, Suite 1000, Seattle, Washington		98121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(206) 674-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Explanatory Note

    On November 21, 2011, RealNetworks, Inc. (“RealNetworks” or the “Company”) filed a Current Report on Form 8-K dated November 16, 2011 (the “Initial 8-K”) with the Securities and Exchange Commission to report the voting results on the matters submitted to a vote of the Company’s shareholders at its Annual Meeting of Shareholders held on November 16, 2011 (the “2011 Annual Meeting”). This Amendment No. 1 to the Initial 8-K (this “Amendment”) is being filed in order to disclose the Company’s decision on how frequently it will include a shareholder proposal in its proxy materials regarding the compensation of the Company’s named executive officers in light of the shareholder vote on frequency of future advisory vote on executive compensation at the 2011 Annual Meeting. No other changes are being made to the Initial 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On January 31, 2012, the Board of Directors of RealNetworks determined that the Company will hold a shareholder advisory vote on the compensation of its named executive officers annually. This frequency is consistent with the Board’s recommendation in the proxy statement relating to the 2011 Annual Meeting and with the voting results at the 2011 Annual Meeting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealNetworks, Inc.

February 2, 2012	By:	/s/ Tracy D. Daw

Name: Tracy D. Daw
Title: Chief Legal Officer and Corporate Secretary